Exhibit 99.B(h)(4)(m)

AMENDMENT TO
TRANSFER AGENCY AGREEMENT

AMENDMENT made as of the 1st, day of April 2015, between THE VICTORY PORTFOLIOS (the “Trust”) and Citi Fund Services Ohio, Inc., formerly known as BISYS Fund Services Ohio, Inc. (“Citi”), to the Transfer Agency Agreement dated April 1, 2002, between the Trust and Citi (as previously amended and in effect on the date hereof, the “Agreement”).  All capitalized terms used but not defined herein shall have the meanings given them in the Agreement.

WHEREAS, on January 29, 2015, the Board of Trustees of the Trust approved the assignment of the Agreement to SunGard Investor Services LLC (“SunGard”);

WHEREAS, Citi assigned the Agreement to SunGard effective April 1, 2015;

WHEREAS, SunGard and the Trust wish to enter into this Amendment to the Agreement to revise Schedule A; and

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter contained and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the Trust and Citi hereby agree as follows:

1.              Amendments.

(a)                                 Schedule A to the Agreement is hereby deleted in its entirety and replaced by the new Schedule A attached hereto.

2.              Representations and Warranties.

(a)                                 The Trust represents (i) that it has full power and authority to enter into this Amendment, (ii) that this Amendment, and all information relating thereto has been presented to and reviewed by the Board of Trustees of the Trust (the “Board”), and (iii) that the Board has approved this Amendment.

(b)                                 SunGard represents that it has full power and authority to enter into and perform this Amendment.

3.              Miscellaneous.

(a)                                 This Amendment supplements and amends the Agreement.  The provisions set forth in this Amendment supersede all prior negotiations, understandings and agreements bearing upon the subject matter covered herein, including any conflicting provisions of the Agreement or any provisions of the Agreement that directly cover or indirectly bear upon matters covered under this Amendment.

(b)                                 Each reference to the Agreement in the Agreement (as it existed prior to this Amendment), shall hereafter be construed as a reference to the Agreement as amended by this Amendment.  Except as provided in this Amendment, the provisions of the Agreement remain in full force and effect.  No amendment or modification to this Amendment shall be valid unless made in writing and executed by both parties hereto.

(c)                                  Paragraph headings in this Amendment are included for convenience only and are not to be used to construe or interpret this Amendment.

(d)                                 This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

THE VICTORY PORTFOLIOS,
on behalf of each Fund listed on Schedule A, individually and not jointly

By:	/s/ Christopher K. Dyer

Name:	Christopher K. Dyer
Title:	President

SUNGARD INVESTOR SERVICES, LLC

By:	/s/ Fred Nadaff

Name:	Fred Nadaff
Title:	Managing Director

SCHEDULE A

TO THE TRANSFER AGENCY AGREEMENT
 BETWEEN
THE VICTORY PORTFOLIOS
AND
CITI FUND SERVICES OHIO, INC.

FUNDS

Name of Portfolio

1.	Balanced Fund
2.	Diversified Stock Fund
3.	Dividend Growth Fund
4.	Emerging Markets Small Cap Fund
5.	Established Value Fund
6.	Fund for Income
7.	Global Equity Fund
8.	International Fund
9.	Integrity Mid-Cap Value Fund
10.	Integrity Micro-Cap Equity Fund
11.	Integrity Small-Cap Value Fund
12.	Integrity Small/Mid-Cap Value Fund
13.	International Select Fund
14.	Investment Grade Convertible Fund
15.	Large Cap Growth Fund
16.	Munder Emerging Markets Small-Cap Fund
17.	Munder Growth Opportunities Fund
18.	Munder Index 500 Fund
19.	Munder International Fund-Core Equity
20.	Munder International Small-Cap Fund
21.	Munder Mid-Cap Core Growth Fund
22.	Munder Small Cap Growth Fund
23.	Munder Total Return Bond Fund
24.	National Municipal Bond Fund
25.	Ohio Municipal Bond Fund
26.	Select Fund
27.	Small Company Opportunity Fund
28.	Special Value Fund

As of February 18, 2015